UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 29, 2006 (June 28, 2006)

TOYS “R” US, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500
Registrant's Telephone Number, including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Employment Agreement with Ronald D. Boire.

On June 28, 2006, the Toys "R" Us, Inc. (the "Company") entered into an Employment Agreement with Ronald D. Boire pursuant to which he will serve as Executive Vice President of the Company and President of Toys "R" Us  U.S. division, beginning on or about July 17, 2006.

The employment agreement provides for an initial term of five years, and provides for automatic one-year renewals unless expressly not renewed at least 60 days before the next renewal date. Mr. Boire's agreement provides for an annual base salary of $750,000, which base salary may be increased at the discretion of the board of directors or a committee thereof (the "board"). The agreement provides a target annual bonus opportunity of up to 130% of his annual base salary, which bonus is payable upon achievement of performance targets established annually by the board and pursuant to the terms of the Company's incentive plan and may be paid at above-target levels for above-target performance. Mr. Boire is also eligible to participate in the Company's welfare benefit and retirement plans, and is subject to the Company's policies with respect to perquisites and business expense reimbursement, on the same basis as other senior executives. Mr. Boire will also receive a one-time "sign-on" bonus of $750,000, which must be repaid to the Company in full in the event his employment is terminated by the Company for cause or by him without good reason before the second anniversary of the hire date. In addition, Mr. Boire will be reimbursed for certain expenses incurred in relocating to the Wayne, New Jersey area and up to $5,000 in legal expenses incurred in connection his negotiation of the employment agreement.

Under his employment agreement, if Mr. Boire's employment is terminated by the Company without "cause" or by him for "good reason" (as those terms are defined in the agreement), he will be entitled to receive:

  certain rights accrued through the date of termination, including salary and prior year's earned but unpaid bonus,

  a pro-rated portion of his current year's annual bonus through the date of termination, based on actual results for the whole year,

  a severance payment equal to the sum of (x) the Severance Period (described below), as expressed in years) multiplied by his base salary, and (y) one times the amount of the annual bonus received by him in the prior fiscal year. The "Severance Period" is initially a 12-month period commencing on his date of termination, and is increased by three months on each anniversary of the hire date, up to a maximum of 24 months.

  continued coverage during the Severance Period under the Company's medical, dental and life insurance plans.

As a condition to receiving the severance payment and the pro-rated portion of his current year's annual bonus through the date of termination under the agreement, Mr. Boire must execute a release of claims in respect of his employment with the Company. The agreement provides that Mr. Boire will be subject to a covenant not to compete and a covenant not to solicit employees, consultants, suppliers or service providers at all times while employed and for up to two years after his termination of employment, and a covenant not to disclose confidential information during the employment term and at all times thereafter.

Pursuant to the terms of his employment agreement, Mr. Boire will be granted restricted stock in the form of strips of securities containing nine shares of Class A common stock and one share of Class L common stock (each, a "Common Strip") of Toys "R" Us Holdings, Inc., the Company's parent company ("Holdings"), with an aggregate fair market value equal to $1,100,000 as of the grant date. For purposes of calculating the number of Common Strips in such award, the value per Common Strip will be equal to the greater of (i) the sum of the aggregate fair market value of each class of the underlying stock on the date of the employment agreement (i.e., $26.75) and (ii) the sum of the aggregate fair market value of each class of the underlying stock on the date of grant (such greater amount, the "Determined Value"). The restricted stock award will be granted under, and pursuant to the terms and conditions of, the Toys "R" Us Holdings, Inc. 2005 Management Equity Plan (the "Plan"), and will vest as to 50% of the Common Strips on the first anniversary of the grant date and as to 50% of the Common Strips on the second anniversary of the grant date, provided that Mr. Boire is still employed by the Company or any of its affiliates as of such respective dates. The restricted stock is also subject to certain transfer restrictions, as well as a put right exercisable in certain circumstances by Mr. Boire and a call right exercisable by Holdings (and, if not exercised by Holdings, by Holdings' equity sponsors - Bain Capital Partners LLC, Toybox Holdings, LLC and Vornado Truck, LLC) in the event that Mr. Boire is no longer employed by Holdings or any of its subsidiaries.

In addition, Holdings will grant to Mr. Boire, under and pursuant to the Plan, options to acquire 337,812 Common Strips of Holdings common stock. The purchase price per Common Strip for the options will be equal to the Determined Value (described above). The options will be granted in three equal tranches. The first tranche consists of "time-vesting options" that vest and become exercisable ratably over a five year period, and the second and third tranches consist of "performance and time-vesting options" that vest and become exercisable over the same period as the "time-vesting options" and upon the achievement of certain performance targets set forth in the Plan. However, all time-vesting options will become fully vested on a change in control (as defined in the Plan) and the performance and time-vesting options will become fully vested on the eighth anniversary of the date of grant even if the performance targets have not been achieved, provided that Mr. Boire is still employed through such date.

A copy of Mr. Boire's Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Boire, 45, served as Executive Vice President - General Merchandise Manager for Best Buy since June 2003. Prior to that, Mr. Boire spent 17 years at Sony Corporation where he held various executive, sales and marketing positions, most recently as President of Sony Electronics Consumer Sales Co. and President - Sony Personal Mobile Products Co.

Amendment to the Plan

On June 28, 2006, the Executive Committee of the Board of Directors of Holdings amended the Plan to it clarify that the Executive Committee has the authority to deviate from certain standard terms in individual award agreements and to grant restricted stock under the Plan as an incentive for future services and without other consideration. A copy of such Amendment No. 2 to the Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Exhibit No. 10.1 10.2	Financial Statements and Exhibits Description Employment Agreement with Ronald D. Boire, dated as of June 28, 2006. Amendment No. 2 to Toys "R" Us Holdings, Inc. 2005 Management Equity Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: June 29, 2006	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President -
Chief Financial Officer